Exhibit 1.01

LKQ Corporation
Conflict Minerals Report
For the Year Ended December 31, 2020

    This Conflict Minerals Report for LKQ Corporation ("LKQ" or the "Company") is filed pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, for the year ended December 31, 2020.

    Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the "Conflict Minerals"). The "Covered Countries" for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of Products Covered by this Report

    Certain of LKQ's operations manufacture, or contract to manufacture, products for which the Conflict Minerals may be necessary to the functionality or production of those products. These products include: refurbished bumpers; refurbished lights; refurbished wheels; remanufactured engines; remanufactured transmissions; remanufactured powertrain components; remanufactured heavy-duty truck products; and towing products, winches, generators and lighting that we either manufacture or contract to manufacture in our Specialty operations (collectively, the "Covered Products"). These products are generally assembled or manufactured from various components. For our refurbished and remanufactured products, the process begins with a used automotive core that is modified with various additional components, parts or raw materials. The automotive cores used in our operations are obtained through our salvage vehicle operations or from our repair shop customers. To the extent such cores contain Conflict Minerals, the Conflict Minerals are from scrap or recycled sources, and therefore, no further due diligence regarding the source of such Conflict Minerals is required under the Rule. To the extent the various additional components, parts or raw materials used to modify the cores contain Conflict Minerals, we perform due diligence regarding the source of such Conflict Minerals. For the products we manufacture in our Specialty operations, the process begins in our research and development facility where we design specifications for certain products to be sold under our exclusive brand names; we then identify suppliers for the raw materials necessary in the manufacturing process. The process for Specialty products which we contract to manufacture is similar to the products we manufacture, except we contract with third parties to perform the manufacturing based on the specifications provided.

Reasonable Country of Origin Inquiry

    To determine the presence and source of Conflict Minerals within the components, parts or raw materials used in the manufacture of the Covered Products (excluding the automotive cores used in our refurbished and remanufactured products, as these are from scrap or recycled sources and are therefore outside the scope of the Rule), the Company conducted a good faith reasonable country of origin inquiry ("RCOI"), which was reasonably designed to determine whether any Conflict Minerals contained in such components, parts or raw materials originated from the Covered Countries. LKQ's RCOI included conducting a supply-chain survey with direct suppliers of these materials used in the Covered Products to identify the existence of, and if applicable, the source of, Conflict Minerals contained therein. As a downstream company, LKQ does not maintain a direct relationship with smelters or refiners and must rely solely on the declarations of upstream suppliers to report the use of Conflict Minerals in components, parts or raw materials. We surveyed over 330 suppliers, which represented all of our suppliers of components, parts or raw materials with which we modify automotive cores during the refurbishment and remanufacture of the Covered Products and with which we manufacture or contract to manufacture the Covered Products. We received responses from approximately 40% of the suppliers contacted. Based on the responses received, we have reason to believe that Conflict Minerals contained within the components, parts or raw materials used to modify our cores and manufacture or contract to manufacture the Covered Products may have originated from the Covered Countries and may not have come from recycled or scrap sources. As a result, we performed due diligence procedures as discussed below.

Due Diligence Measures

    LKQ Corporation designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on tantalum, tin, tungsten, and gold (collectively, the "OECD Guidance") as they relate to our position in the supply chain as a "downstream" purchaser.

I.Establish strong company management systems

    Our External Reporting Department, with assistance from our operations teams for our Covered Products and with oversight by the Legal Department, is responsible for the due diligence process in connection with our compliance with Rule 13p-1. The due diligence team has established a framework of processes and procedures to communicate with our suppliers regarding the use of Conflict Minerals, to follow up with the suppliers when their responses require further information or when they fail to respond, and to provide instruction and assistance to the suppliers if necessary to help them comply with our information requests. The due diligence team has the full support of senior management.

II.Identify and assess risk in the supply chain

    We requested that each of our direct suppliers of materials used in the Covered Products (excluding cores, as discussed above) complete the Conflict Minerals Reporting Template (the "Template") developed by the Responsible Minerals Initiative ("RMI"), which includes questions regarding a direct supplier’s Conflict Minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of Conflict Minerals processed by those facilities. This survey of our suppliers was conducted in conjunction with our RCOI as discussed above.

    We reviewed the suppliers’ responses to the surveys discussed above against criteria developed to determine which responses required further engagement with the suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the Template. We worked directly with these suppliers to obtain additional information and, as appropriate, updated responses. Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. In many cases, these smelters or refiners were not provided at a part-specific level, and therefore, we were unable to definitively conclude whether the Covered Products include Conflict Minerals from these smelters or refiners. Since we were unable to specifically identify which smelters and refiners (if any) sourced Conflict Minerals included in the Covered Products, to be over-inclusive we disclosed in Annex I all smelters and refiners provided to us by the suppliers.

    We do not have direct relationships with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We compared the facilities listed in the responses to the list of smelters maintained by the RMI. Of the 346 smelters and refiners of Conflict Minerals identified for the year ended December 31, 2020, 243 were certified as "Conflict-Free" based on referencing the list of smelters maintained by the RMI.

    Based on our due diligence procedures, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in the Covered Products, or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources. However, based on the information provided by our suppliers and the information obtained through our due diligence procedures, we believe that the facilities used to process the Conflict Minerals in the Covered Products may include the smelters and refiners listed in Annex I below.

III.Design and implement a strategy to respond to identified risks

    The results of our supplier surveys and due diligence procedures, including this Conflict Minerals Report, were provided to senior management for review. We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of Conflict Minerals used in the Covered Products.

IV.Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

    We do not have a direct relationship with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We rely on audits through industry-wide initiatives such as those led by the Responsible Minerals Assurance Process.

V.Report annually on supply chain due diligence
    This Conflict Minerals Report constitutes our report on our supply chain due diligence in accordance with Rule 13p-1. This report is available on our website at www.lkqcorp.com in the Investor Relations section.

Forward-Looking Statements

    This Conflict Minerals Report includes forward-looking statements. Words such as "may," "believe," "if" and similar words or expressions are used to identify these forward-looking statements. We have based these forward-looking statements on our current expectations about future events. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual outcomes and results to be materially different. All forward-looking statements are based on our expectations as of the date of this Conflict Minerals Report. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Annex I

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
L'Orfebre S.A.	ANDORRA	X
Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	X
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	X
Wolfram Bergbau und Hutten AG	AUSTRIA				X
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	X
Metallo Belgium N.V.	BELGIUM			X
Industrial Refining Company	BELGIUM	X
Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)			X
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)			X
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	X
Mineracao Taboca S.A.	BRAZIL			X
White Solder Metalurgia e Mineracao Ltda.	BRAZIL			X
Soft Metais Ltda.	BRAZIL			X
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL			X
Melt Metais e Ligas S.A.	BRAZIL			X
Resind Industria e Comercio Ltda.	BRAZIL			X
Umicore Brasil Ltda.	BRAZIL	X
Marsam Metals	BRAZIL	X
LSM Brasil S.A.	BRAZIL		X
Mineracao Taboca S.A.	BRAZIL		X	X
Resind Industria e Comercio Ltda.	BRAZIL		X
ACL Metais Eireli	BRAZIL				X
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL				X
Estanho de Rondonia S.A.	BRAZIL			X
Super Ligas	BRAZIL			X
Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL			X
Asahi Refining Canada Ltd.	CANADA	X
Royal Canadian Mint	CANADA	X
CCR Refinery - Glencore Canada Corporation	CANADA	X
Planta Recuperadora de Metales SpA	CHILE	X
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA				X
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA				X
Xiamen Tungsten Co., Ltd.	CHINA				X
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA				X
Heraeus Metals Hong Kong Ltd.	CHINA	X
Metalor Technologies (Hong Kong) Ltd.	CHINA	X
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	X
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA			X
Yunnan Tin Company Limited	CHINA			X
China Tin Group Co., Ltd.	CHINA			X
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA			X
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA			X
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA			X
Huichang Jinshunda Tin Co., Ltd.	CHINA			X
Gejiu Kai Meng Industry and Trade LLC	CHINA			X
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA			X
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA			X
Gejiu Jinye Mineral Company	CHINA			X
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	X
Jiangxi Copper Co., Ltd.	CHINA	X
Metalor Technologies (Suzhou) Ltd.	CHINA	X
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	X
Shandong Gold Smelting Co., Ltd.	CHINA	X
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	X
Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	X
Changsha South Tantalum Niobium Co., Ltd.	CHINA		X
F&X Electro-Materials Ltd.	CHINA		X
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA		X
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA				X
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA				X
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA				X
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA				X
Jiangxi New Nanshan Technology Ltd.	CHINA			X
XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA		X
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA		X
Jiujiang Tanbre Co., Ltd.	CHINA		X
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA		X
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA		X
FIR Metals & Resource Ltd.	CHINA		X
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA		X
XinXing HaoRong Electronic Material Co., Ltd.	CHINA		X
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA		X
Jiangxi Tuohong New Raw Material	CHINA		X
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA			X
HuiChang Hill Tin Industry Co., Ltd.	CHINA			X
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA			X
Guangdong Xianglu Tungsten Co., Ltd.	CHINA				X
Fujian Jinxin Tungsten Co., Ltd.	CHINA				X
Hunan Chenzhou Mining Co., Ltd.	CHINA				X
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA				X
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA				X
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA				X
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA				X
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA				X
Malipo Haiyu Tungsten Co., Ltd.	CHINA				X
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA				X
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA				X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Ganzhou Haichuang Tungsten Co., Ltd.	CHINA				X
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA				X
Hunan Litian Tungsten Industry Co., Ltd.	CHINA				X
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	X
China Molybdenum Tungsten Co., Ltd.	CHINA				X
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA			X
Ma'anshan Weitai Tin Co., Ltd.	CHINA			X
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA			X
Fujian Ganmin RareMetal Co., Ltd.	CHINA				X
Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA			X
Yunnan Copper Industry Co., Ltd.	CHINA	X
Hunan Chenzhou Mining Co., Ltd.	CHINA	X
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	X
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	X
Guangdong Jinding Gold Limited	CHINA	X
Daye Non-Ferrous Metals Mining Ltd.	CHINA	X
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	X
Refinery of Seemine Gold Co., Ltd.	CHINA	X
Shandong Humon Smelting Co., Ltd.	CHINA	X
Lingbao Gold Co., Ltd.	CHINA	X
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	X
Penglai Penggang Gold Industry Co., Ltd.	CHINA	X
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	X
Tongling Nonferrous Metals Group Co., Ltd.	CHINA	X
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	X
CNMC (Guangxi) PGMA Co., Ltd.	CHINA				X
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA				X
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	X
GEM Co., Ltd.	CHINA				X
Gejiu Fengming Metallurgy Chemical Plant	CHINA			X
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA		X
C.I Metales Procesados Industriales SAS	COLOMBIA	X
SAFINA A.S.	CZECHIA	X
NPM Silmet AS	ESTONIA		X
SAAMP	FRANCE	X
H.C. Starck Tungsten GmbH	GERMANY				X
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	X
Aurubis AG	GERMANY	X
C. Hafner GmbH + Co. KG	GERMANY	X
Heimerle + Meule GmbH	GERMANY	X
Heraeus Germany GmbH Co. KG	GERMANY	X
DODUCO Contacts and Refining GmbH	GERMANY	X
WIELAND Edelmetalle GmbH	GERMANY	X
TANIOBIS GmbH	GERMANY		X
H.C. Starck Hermsdorf GmbH	GERMANY		X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
TANIOBIS Smelting GmbH & Co. KG	GERMANY		X
TANIOBIS Smelting GmbH & Co. KG	GERMANY				X
SAXONIA Edelmetalle GmbH	GERMANY	X
Degussa Sonne / Mond Goldhandel GmbH	GERMANY	X
Gold Coast Refinery	GHANA	X
MMTC-PAMP India Pvt., Ltd.	INDIA	X
Bangalore Refinery	INDIA	X
Metallurgical Products India Pvt., Ltd.	INDIA		X
CGR Metalloys Pvt Ltd.	INDIA	X
Sovereign Metals	INDIA	X
Precious Minerals and Smelting Limited	INDIA			X
Sai Refinery	INDIA	X
GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	X
JALAN & Company	INDIA	X
Augmont Enterprises Private Limited	INDIA	X
Kundan Care Products Ltd.	INDIA	X
Shirpur Gold Refinery Ltd.	INDIA	X
PT Mitra Stania Prima	INDONESIA			X
PT Refined Bangka Tin	INDONESIA			X
PT Timah Tbk Kundur	INDONESIA			X
PT Timah Tbk Mentok	INDONESIA			X
PT Tinindo Inter Nusa	INDONESIA			X
PT Bangka Prima Tin	INDONESIA			X
CV Venus Inti Perkasa	INDONESIA			X
CV United Smelting	INDONESIA			X
PT Bukit Timah	INDONESIA			X
PT DS Jaya Abadi	INDONESIA			X
PT Stanindo Inti Perkasa	INDONESIA			X
CV Gita Pesona	INDONESIA			X
PT Aries Kencana Sejahtera	INDONESIA			X
PT Artha Cipta Langgeng	INDONESIA			X
PT Babel Inti Perkasa	INDONESIA			X
PT Bangka Tin Industry	INDONESIA			X
PT Belitung Industri Sejahtera	INDONESIA			X
PT Eunindo Usaha Mandiri	INDONESIA			X
PT Panca Mega Persada	INDONESIA			X
PT Prima Timah Utama	INDONESIA			X
PT Sariwiguna Binasentosa	INDONESIA			X
PT Sumber Jaya Indah	INDONESIA			X
PT Tommy Utama	INDONESIA			X
PT ATD Makmur Mandiri Jaya	INDONESIA			X
PT Inti Stania Prima	INDONESIA			X
CV Ayi Jaya	INDONESIA			X
CV Dua Sekawan	INDONESIA			X
PT Rajehan Ariq	INDONESIA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
PT Sukses Inti Makmur	INDONESIA			X
PT Kijang Jaya Mandiri	INDONESIA			X
PT Menara Cipta Mulia	INDONESIA			X
PT Lautan Harmonis Sejahtera	INDONESIA			X
PT Aneka Tambang (Persero) Tbk	INDONESIA	X
PT Bangka Serumpun	INDONESIA			X
PT Mitra Sukses Globalindo	INDONESIA			X
PT Babel Surya Alam Lestari	INDONESIA			X
PT Rajawali Rimba Perkasa	INDONESIA			X
PT Karimun Mining	INDONESIA			X
Chimet S.p.A.	ITALY	X
T.C.A S.p.A	ITALY	X
Italpreziosi	ITALY	X
Safimet S.p.A	ITALY	X
8853 S.p.A.	ITALY	X
A.L.M.T. Corp.	JAPAN				X
Asahi Pretec Corp.	JAPAN	X
Dowa	JAPAN	X
Ishifuku Metal Industry Co., Ltd.	JAPAN	X
JX Nippon Mining & Metals Co., Ltd.	JAPAN	X
Kojima Chemicals Co., Ltd.	JAPAN	X
Matsuda Sangyo Co., Ltd.	JAPAN	X
Mitsubishi Materials Corporation	JAPAN	X
Mitsui Mining and Smelting Co., Ltd.	JAPAN	X
Nihon Material Co., Ltd.	JAPAN	X
Sumitomo Metal Mining Co., Ltd.	JAPAN	X
Tanaka Kikinzoku Kogyo K.K.	JAPAN	X
Tokuriki Honten Co., Ltd.	JAPAN	X
Mitsubishi Materials Corporation	JAPAN			X
Dowa	JAPAN			X
Aida Chemical Industries Co., Ltd.	JAPAN	X
Asaka Riken Co., Ltd.	JAPAN	X
Eco-System Recycling Co., Ltd. East Plant	JAPAN	X
Japan Mint	JAPAN	X
Ohura Precious Metal Industry Co., Ltd.	JAPAN	X
Yamakin Co., Ltd.	JAPAN	X
Yokohama Metal Co., Ltd.	JAPAN	X
TANIOBIS Japan Co., Ltd.	JAPAN		X
Global Advanced Metals Aizu	JAPAN		X
Japan New Metals Co., Ltd.	JAPAN				X
Chugai Mining	JAPAN	X
Asaka Riken Co., Ltd.	JAPAN		X
Mitsui Mining and Smelting Co., Ltd.	JAPAN		X
Taki Chemical Co., Ltd.	JAPAN		X
Eco-System Recycling Co., Ltd. North Plant	JAPAN	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Eco-System Recycling Co., Ltd. West Plant	JAPAN	X
Kazzinc	KAZAKHSTAN	X
Ulba Metallurgical Plant JSC	KAZAKHSTAN		X
TOO Tau-Ken-Altyn	KAZAKHSTAN	X
Kazakhmys Smelting LLC	KAZAKHSTAN	X
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	X
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	X
Samduck Precious Metals	KOREA, REPUBLIC OF	X
Torecom	KOREA, REPUBLIC OF	X
LT Metal Ltd.	KOREA, REPUBLIC OF	X
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	X
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	X
TSK Pretech	KOREA, REPUBLIC OF	X
Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF				X
KGETS Co., Ltd.	KOREA, REPUBLIC OF				X
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	X
Samwon Metals Corp.	KOREA, REPUBLIC OF	X
NH Recytech Company	KOREA, REPUBLIC OF	X
Kyrgyzaltyn JSC	KYRGYZSTAN	X
State Research Institute Center for Physical Sciences and Technology	LITHUANIA	X
Malaysia Smelting Corporation (MSC)	MALAYSIA			X
Modeltech Sdn Bhd	MALAYSIA	X
Modeltech Sdn Bhd	MALAYSIA			X
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	X
KEMET de Mexico	MEXICO		X
Caridad	MEXICO	X
Pongpipat Company Limited	MYANMAR			X
Schone Edelmetaal B.V.	NETHERLANDS	X
REMONDIS PMR B.V.	NETHERLANDS	X
Morris and Watson	NEW ZEALAND	X
Meta Materials	NORTH MACEDONIA		X
Minsur	PERU			X
O.M. Manufacturing Philippines, Inc.	PHILIPPINES			X
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	X
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES				X
Fenix Metals	POLAND			X
KGHM Polska Miedz Spolka Akcyjna	POLAND	X
JSC Novosibirsk Refinery	RUSSIAN FEDERATION	X
JSC Uralelectromed	RUSSIAN FEDERATION	X
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	X
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	X
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	X
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	X
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION		X
Hydrometallurg, JSC	RUSSIAN FEDERATION				X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Unecha Refractory metals plant	RUSSIAN FEDERATION				X
Moliren Ltd.	RUSSIAN FEDERATION				X
JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION				X
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	X
Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION			X
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	X
NPP Tyazhmetprom LLC	RUSSIAN FEDERATION				X
Luna Smelter, Ltd.	RWANDA			X
L'azurde Company For Jewelry	SAUDI ARABIA	X
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	X
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	X
AU Traders and Refiners	SOUTH AFRICA	X
Metallo Spain S.L.U.	SPAIN			X
SEMPSA Joyeria Plateria S.A.	SPAIN	X
Sudan Gold Refinery	SUDAN	X
Boliden AB	SWEDEN	X
Argor-Heraeus S.A.	SWITZERLAND	X
Metalor Technologies S.A.	SWITZERLAND	X
PAMP S.A.	SWITZERLAND	X
Valcambi S.A.	SWITZERLAND	X
PX Precinox S.A.	SWITZERLAND	X
Cendres + Metaux S.A.	SWITZERLAND	X
Rui Da Hung	TAIWAN, PROVINCE OF CHINA			X
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	X
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	X
Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA				X
Thaisarco	THAILAND			X
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND			X
Umicore Precious Metals Thailand	THAILAND	X
TANIOBIS Co., Ltd.	THAILAND		X
Istanbul Gold Refinery	TURKEY	X
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	X
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	X
African Gold Refinery	UGANDA	X
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	X
Emirates Gold DMCC	UNITED ARAB EMIRATES	X
International Precious Metal Refiners	UNITED ARAB EMIRATES	X
Fujairah Gold FZC	UNITED ARAB EMIRATES	X
Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	X
Kaloti Precious Metals	UNITED ARAB EMIRATES	X
Kennametal Huntsville	UNITED STATES OF AMERICA				X
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA				X
Niagara Refining LLC	UNITED STATES OF AMERICA				X
Asahi Refining USA Inc.	UNITED STATES OF AMERICA	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	X
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	X
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	X
Alpha	UNITED STATES OF AMERICA			X
Geib Refining Corporation	UNITED STATES OF AMERICA	X
Tin Technology & Refining	UNITED STATES OF AMERICA			X
Metallic Resources, Inc.	UNITED STATES OF AMERICA			X
Advanced Chemical Company	UNITED STATES OF AMERICA	X
Materion	UNITED STATES OF AMERICA	X
Republic Metals Corporation	UNITED STATES OF AMERICA	X
H.C. Starck Inc.	UNITED STATES OF AMERICA		X
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA		X
Exotech Inc.	UNITED STATES OF AMERICA		X
QuantumClean	UNITED STATES OF AMERICA		X
Telex Metals	UNITED STATES OF AMERICA		X
D Block Metals, LLC	UNITED STATES OF AMERICA		X
Kennametal Fallon	UNITED STATES OF AMERICA				X
QG Refining, LLC	UNITED STATES OF AMERICA	X
CP Metals Inc.	UNITED STATES OF AMERICA		X
CP Metals Inc.	UNITED STATES OF AMERICA				X
Sabin Metal Corp.	UNITED STATES OF AMERICA	X
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	X
Pease & Curren	UNITED STATES OF AMERICA	X
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	X
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	X
Masan High-Tech Materials	VIET NAM				X
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM				X
Asia Tungsten Products Vietnam Ltd.	VIET NAM				X
Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM			X
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM			X
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM			X
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM			X
An Vinh Joint Stock Mineral Processing Company	VIET NAM			X
Fidelity Printers and Refiners Ltd.	ZIMBABWE	X